UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

Amendment No. 1

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 28, 2007

WHOLE FOODS MARKET, INC.

(Exact Name of Registrant as specified in its charter)

Texas	1-5418	74-1989366
(State of Incorporation)	(Commission File Number)	(IRS Employer
Identification No.)

550 Bowie St.
Austin, TX 78703
(Address of principal executive offices)

Registrant’s telephone number, including area code:

512-477-4455

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets

This amendment to the Form 8-K filed on August 28, 2007 is to include the financial statement information required by Item 9.01 of Form 8-K.

Effective August 28, 2007, pursuant to the Agreement and Plan of Merger dated as of February 21, 2007, Whole Foods Market, Inc. (“Whole Foods Market” or the “Company”) acquired Wild Oats Markets, Inc. (“Wild Oats”) by means of a tender offer. In this merger, a subsidiary of Whole Foods Market merged with and into Wild Oats, and Wild Oats became a wholly owned subsidiary of Whole Foods Market. The Company purchased Wild Oats for a total purchase price, excluding related transaction costs, of approximately $565 million in cash, financed primarily by loans under a new Term Loan Agreement entered into on August 28, 2007. The Term Loan Agreement provides for loans of up to $700 million, all of which was drawn on August 28, 2007. The Term Loan Agreement, which is secured by a pledge of substantially all of the stock of our subsidiaries, is being used to finance the Wild Oats acquisition, related transaction expenses and to repay Wild Oats outstanding convertible debentures. The Company assumed debt totaling approximately $148 million in the transaction, including $115 million of convertible debentures. The Company also incurred approximately $34 million in direct acquisition costs.

Wild Oats operated natural foods stores in 23 states and Canada under several banners, including Wild Oats Marketplace nationwide, Henry’s Farmer’s Markets (“Henry’s”) in Southern California, Sun Harvest in Texas and Capers Community Market (“Capers”) in Canada. In connection with the acquisition of Wild Oats, the Company separately entered into an agreement to sell certain assets and liabilities related to all 35 Henry’s and Sun Harvest stores and a related distribution center in Riverside, CA to a wholly-owned subsidiary of Smart & Final, Inc., a Los Angeles-based food retailer. This sale was completed effective September 30, 2007, and the Company received proceeds totaling approximately $166 million for the net assets of these locations, consisting primarily of fixed assets, inventories and operating leases. Additionally, the Company and Smart & Final entered into a support agreement under which the Company will continue to provide certain general and administrative services for the 35 stores for up to two years. The Company anticipates that the revenue associated with the agreement will be approximately equal to its incremental cost of providing the support.

Regarding the other 74 Wild Oats and Capers banner stores the Company acquired in the Wild Oats Markets transaction, the Company has closed nine stores, including one that will re-open after an extended renovation period, and relocated two stores to date, and currently intends to close an additional store, re-open the renovated location, and relocate an additional seven stores to existing Whole Foods Market sites in development.

Item 9.01 Financial Statements and Exhibits

(a) Financial Statements of Businesses Acquired

The financial statements of Wild Oats Markets, Inc. required by Item 9.01(a) of Form 8-K are included in Item 9.01(d) Exhibits.

(b) Pro Forma Financial Information

The unaudited pro forma combined balance sheet of Whole Foods Market as of July 1, 2007 and the unaudited pro forma combined statements of operations of Whole Foods Market for the forty weeks ended July 1, 2007 and the fiscal year ended September 24, 2006 required by Item 9.01(b)(1) of Form 8-K are included herein.

(c) Shell Company Transactions. Not applicable.

(d) Exhibits. See the Index of Exhibits attached to this Form 8-K/A, which is incorporated herein by reference.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WHOLE FOODS MARKET, INC.

Date: November 13, 2007	By:	/s/ Glenda Chamberlain
Glenda Chamberlain
Executive Vice President and
Chief Financial Officer
(Duly authorized officer and principal financial officer)

Whole Foods Market, Inc.

Unaudited Pro Forma Combined Financial Statements

Effective August 28, 2007, Whole Foods Market (“Whole Foods Market” or the “Company”) completed the acquisition of Wild Oats Markets, Inc. (“Wild Oats”). In connection with the acquisition of Wild Oats, the Company separately entered into an agreement to sell the Henry’s and Sun Harvest stores and a related distribution center acquired from Wild Oats to a wholly-owned subsidiary of Smart & Final, Inc. This sale was completed effective September 30, 2007. The following unaudited pro forma combined statement of operations for the forty week period ended July 1, 2007 gives effect to the Wild Oats merger and the sale of the Henry’s and Sun Harvest stores as if they occurred on September 25, 2006, the first day of Whole Foods Market’s fiscal year for the forty week period ended July 1, 2007.  For the fiscal year ended September 24, 2006 the unaudited pro forma combined statement of operations gives effect to these transactions as if they occurred on September 26, 2005, the first day of the Company’s fiscal year for the fiscal year ended September 24, 2006. The accompanying unaudited pro forma combined balance sheet as of July 1, 2007 gives effect to the Wild Oats merger and the sale of the Henry’s and Sun Harvest stores as if they occurred on July 1, 2007.

The unaudited pro forma combined financial statements were derived from Whole Foods Market’s and Wild Oats’ most recent quarterly and fiscal year filings with the Securities and Exchange Commission. The accompanying unaudited pro forma combined statements of operations for the fiscal year ended September 24, 2006 combines the fifty-two weeks of Whole Foods Market’s fiscal year ended September 24, 2006 with the fifty-two weeks of Wild Oats’ fiscal year ended December 30, 2006. The unaudited pro forma combined statement of operations for the forty weeks ended July 1, 2007 combines the forty weeks ended July 1, 2007 for Whole Foods Market with the thirty-nine weeks ended June 30, 2007 for Wild Oats. Whole Foods Market’s fiscal year ends on the last Sunday of September, while Wild Oats’ fiscal year historically ended on the Saturday closest to December 31.

The unaudited pro forma combined financial statements should be read in conjunction with the historical consolidated financial statements and notes thereto of Whole Foods Market included in its Annual Report on Form 10-K for the fiscal year ended September 24, 2006, and Quarterly Report on Form 10-Q for the forty weeks ended July 1, 2007; the historical consolidated financial statements and notes thereto of Wild Oats included in its Annual Report on Form 10-K for the fiscal year ended December 30, 2006, and Quarterly Report on Form 10-Q for the twenty-six weeks ended June 30, 2007, which are incorporated by reference in this Form 8-K/A; and the accompanying Notes to the Unaudited Pro Forma Combined Financial Statements.

The unaudited pro forma combined financial statements reflect adjustments for pro forma events that are (1) directly attributable to the Wild Oats acquisition and the sale of the Henry’s and Sun Harvest stores, (2) factually supportable, and (3) expected to have a continuing impact on the combined results. The unaudited pro forma balance sheet also includes certain adjustments that have a one-time impact on the combined results. The unaudited pro forma combined financial statements were prepared using the purchase method of accounting with Whole Foods Market treated as the acquiring entity. Accordingly, the consideration paid by Whole Foods Market to complete the acquisition has been allocated preliminarily to the assets and liabilities acquired based upon their estimated fair values as of the date of the acquisition. The pro forma combined financial statements column entitled “Adjustments for Henry’s/Sun Harvest” reflects the sale of the Henry’s and Sun Harvest stores. The allocation of purchase price is based upon certain valuations and other studies that have not been completed as of the date of this filing. Accordingly, the pro forma purchase price adjustments are preliminary, subject to future adjustments and have been made solely for the purpose of providing the unaudited pro forma combined financial statements.

The allocation of the purchase price to the acquired Wild Oats assets includes an assigned fair value to identifiable intangible assets. Provisions of Statement of Financial Accounting Standards (“SFAS”) No. 141, “Business Combinations,” establish criteria for determining when intangible assets should be recognized separately from goodwill. SFAS No. 142, “Goodwill and Other Intangible Assets” also provides, among other guidelines, that goodwill and intangible assets with indefinite lives will not be amortized, but rather tested for impairment on at least an annual basis. The Company believes that trade names owned by Wild Oats have definite lives of approximately one year based upon the expected use of the assets by the Company and other criteria in paragraph 11 of SFAS No. 142.  The estimated costs of providing support services to the Henry’s and Sun Harvest stores, net of the estimated payments that will be made by Smart & Final for transition services are included in the unaudited pro forma combined statements of earnings.

The unaudited pro forma combined statements of earnings are presented for illustrative purposes only and are not indicative of what Whole Foods Market’s actual results of operations would have been had the acquisition and sale been completed on the dates indicated above. Further, the unaudited pro forma combined financial statements do not reflect one-time costs to fully merge and operate the combined organization more efficiently, or anticipated synergies expected to result from the combination. You should not rely on the unaudited pro forma combined statements of earnings as being indicative of the historical results that would have been achieved had the companies always been combined or the future results that Whole Foods Market will experience.

Whole Foods Market, Inc.

Pro Forma Combined Balance Sheet (unaudited)

July 1, 2007

(In thousands)

			Adjustments
	Whole Foods	Wild Oats	for Henry’s/	Merger		Whole Foods
Assets	Historical	Historical	Sun Harvest	Adjustments		Pro Forma
Current assets:
Cash and cash equivalents	$10,709	$30,830	$164,823	$(13,479)	b1	$192,883
Short-term investments — available for sale	22,048	7,250	—	—		29,298
Restricted cash	2,280	—	—	—		2,280
Accounts receivable	84,321	3,319	—	—		87,640
Merchandise inventories	241,705	73,114	(23,088)	(8,521)	b2	283,210
Deferred income taxes	56,738	—	—	15,595	b3	72,333
Prepaid expenses and other current assets	28,213	8,956	(1,394)	—		35,775
Total current assets	446,014	123,469	140,341	(6,416)		703,419
Property and equipment, net	1,483,283	199,543	(47,685)	(74,751)	b4	1,560,390
Goodwill	113,494	105,124	(99,632)	538,565	b5	657,551
Intangible assets, net	54,911	4,702	—	39,287	b6	98,900
Deferred income taxes	34,376	196	—	52,192	b7	86,764
Other assets	10,104	4,927	(226)	(6,524)	b8	8,281
Total assets	$2,142,182	$437,961	$(7,202)	$542,364		$3,115,305

Liabilities And Shareholders’ Equity
Current liabilities:
Current installments of long-term debt and capital lease obligations	$81	$414	$(84)	$(103)	b9	$308
Accounts payable	142,392	59,780	—	—		202,172
Book overdraft	—	21,609	—	—		21,609
Dividend payable	25,015	—	—	—		25,015
Other accrued expenses	404,434	58,448	(3,016)	35,894	b10	495,760
Total current liabilities	571,922	140,251	(3,100)	35,791		744,864
Long-term debt and capital lease obligations, less current installments	2,893	147,512	(4,102)	575,667	b11	721,970
Other long-term liabilities	132,564	37,546	—	43,558	b12	213,668
Total liabilities	707,379	325,309	(7,202)	655,016		1,680,502
Total shareholders’ equity	1,434,803	112,652	—	(112,652)	b13	1,434,803
Total liabilities and shareholders’ equity	$2,142,182	$437,961	$(7,202)	$542,364		$3,115,305

The accompany notes are an integral part of these pro forma combined financial statements.

Whole Foods Market, Inc.

Notes to Pro Forma Combined Balance Sheet (unaudited)

The column “Adjustments for Henry’s/Sun Harvest” reflects adjustments to give effect to the sale of the Henry’s and Sun Harvest stores as if it occurred on July 1, 2007. Assets and liabilities of Henry’s and Sun Harvest stores have been separated in accordance with the terms of the purchase agreement.

The Company purchased Wild Oats for a total purchase price of approximately $598.9 million.  Components of consideration paid are as follows (in thousands):

Cash consideration paid to Wild Oats shareholders	$564,726
Estimated transaction costs	34,211
Total consideration	$598,937

The total consideration is allocated as follows, based upon certain valuations and other studies that have not been completed as of the date of this filing.  Accordingly, the allocation is preliminary and subject to future adjustment.  Estimates of adjustments to fair value have been made based on the Company’s current plan for integration, but could change to the extent the final plan changes assumptions made in the preliminary allocation.

(b13) Wild Oats historical net book value		$112,652
(b2) Adjustment to estimated fair value - inventories		(8,521)
(b3) Adjustment to estimated fair value - deferred taxes, current portion		15,595
(b4) Adjustment to estimated fair value - tangible assets		(74,751)
(b5) Adjustments to goodwill
b5.1 Elimination of Wild Oats historical goodwill	$(105,124)
b5.2 Goodwill acquired	643,689	538,565
(b6) Adjustment of identifiable intangible assets
b6.1 Elimination of Wild Oats historical intangible assets	(4,702)
b6.2 Adjustment to estimated fair value - identifiable intangible assets	40,606	35,904
(b7) Adjustment to estimated fair value - deferred taxes, long-term		52,192
(b8) Adjustment of other long-term assets
b8.1 Adjustment to estimated fair value - other long-term assets		(2,683)
(b9) Eliminate capital lease obligations, current portion		103
(b10) Adjustments to other accrued expenses
b10.1 Adjustment to estimated fair value - other current liabilities	(11,098)
b10.2 Adjustment to estimated fair value - income tax payable	(17,695)
b10.3 Adjustment to fair value of store closing reserves, current portion	(7,101)	(35,894)
(b11) Adjustments to long-term debt and capital lease obligations
b11.1 Eliminate capital lease obligations, long term		9,333
(b12) Adjustments to other long-term liabilities
b12.1 Adjustment to fair value of store closing reserves, long term	(69,687)
b12.2 Adjustment to estimated fair value - other long-term liabilities	26,129	(43,558)
Total consideration allocated		$598,937

For purposes of the above allocation, the Company assigned approximately $6.6 million in identifiable intangible assets related to the Wild Oats trade and brand names.  The Company believes that these names have definite lives of approximately one year based upon the expected use of the asset by the Company, which will be amortized over its useful life.  Therefore, this adjustment has been made as a one-time impact to the unaudited pro forma combined balance sheet and is not reflected in the unaudited pro forma combined statements of operations.

The Company entered into a new Term Loan Agreement totaling $700 million, which is secured by a pledge of substantially all of the stock of our subsidiaries, to finance the Wild Oats acquisition and related transaction expenses and to repay Wild Oats outstanding indebtedness.  Debt origination fees associated with the Term Loan Agreement were incurred totaling approximately $3.4 million, which will be amortized over the next five years. Use of funds was as follows (in thousands):

b11.2 Elimination of Wild Oats convertible debentures	$115,000
Total consideration	598,937
Cash required for transaction	713,937
b11.3 Term Loan Agreement	(700,000)
b8.2 Transaction costs paid and included in other assets as of July 1, 2007	(3,841)
b6.3 Debt origination fee	3,383
(b1) Estimated adjustment - existing cash utilized in transaction	$13,479

Whole Foods Market, Inc.

Pro Forma Combined Statement of Operations (unaudited)

Forty weeks ended July 1, 2007

(In thousands, except per share amounts)

	40 Weeks	39 Weeks	Adjustments
	Whole Foods	Wild Oats	for Henry’s/	Merger		Whole Foods
	Historical	Historical	Sun Harvest	Adjustments		Pro Forma
Sales	$4,848,361	$918,021	$(297,323)	$—		$5,469,059
Cost of goods sold and occupancy costs	3,154,840	625,443	(210,625)	1,687	i1	3,571,345
Gross profit	1,693,521	292,578	(86,698)	(1,687)		1,897,714
Direct store expenses	1,256,805	233,187	(70,758)	(4,775)	i2	1,414,459
General and administrative expenses	150,591	49,963	(5,203)	(4,678)	i3	190,673
Pre-opening and relocation costs	46,913	30,517	(16,895)	3,210	i4	63,745
Operating income	239,212	(21,089)	6,158	4,556		228,837
Other income (expense):
Interest expense	(31)	(5,449)	—	(32,531)	i5	(38,011)
Investment and other income	8,837	1,642	—	—		10,479
Income before income taxes	248,018	(24,896)	6,158	(27,975)		201,305
Provision for income taxes	99,207	804	—	(11,190)	i6	88,821
Net income	$148,811	$(25,700)	$6,158	$(16,785)		$112,484

Basic earnings per share	$1.06	$(0.86)	$—	$—		$0.80
Weighted average shares outstanding	140,411	29,794	—	—		140,411

Diluted earnings per share	$1.05	$(0.86)	$—	$—		$0.79
Weighted average shares outstanding, diluted basis	142,366	29,794	—	—		142,366

Dividends declared per share	$0.69	$—	$—	$—		$0.69

The accompany notes are an integral part of these pro forma combined financial statements.

Whole Foods Market, Inc.

Pro Forma Combined Statement of Operations (unaudited)

Fiscal year ended September 24, 2006

(In thousands, except per share amounts)

	52 Weeks	52 Weeks	Adjustments
	Whole Foods	Wild Oats	for Henry’s/	Merger		Whole Foods
	Historical	Historical	Sun Harvest	Adjustments		Pro Forma
Sales	$5,607,376	$1,183,022	$(373,322)	$—		$6,417,076
Cost of goods sold and occupancy costs	3,647,734	805,540	(263,800)	2,249	i1	4,191,723
Gross profit	1,959,642	377,482	(109,522)	(2,249)		2,225,353
Direct store expenses	1,421,968	300,446	(88,993)	(6,439)	i2	1,626,982
General and administrative expenses	181,244	54,848	(6,533)	(6,583)	i3	222,976
Pre-opening and relocation costs	37,421	33,379	(16,725)	4,830	i4	58,905
Operating income	319,009	(11,191)	2,729	5,943		316,490
Other income (expense):
Interest expense	(32)	(7,387)	—	(42,228)	i5	(49,647)
Investment and other income	20,736	2,647	—	—		23,383
Income before income taxes	339,713	(15,931)	2,729	(36,285)		290,226
Provision for income taxes	135,885	657	—	(14,514)	i6	122,028
Net income	$203,828	$(16,588)	$2,729	$(21,771)		$168,198

Basic earnings per share	$1.46	$(0.57)	$—	$—		$1.21
Weighted average shares outstanding	139,328	29,359	—	—		139,328

Diluted earnings per share	$1.41	$(0.57)	$—	$—		$1.16
Weighted average shares outstanding, diluted basis	145,082	29,359	—	—		145,082

Dividends declared per share	$2.45	$—	$—	$—		$2.45

The accompany notes are an integral part of these pro forma combined financial statements.

Whole Foods Market, Inc.

Notes to Pro Forma Combined Statements of Operations (unaudited)

The following adjustments to expenses have been made to reflect fair value adjustments for forty weeks ended July 1, 2007 and the fiscal year ended September 24, 2006, respectively (in thousands):

(i1) Intangible assets - Store leasehold interest	40 Weeks	52 Weeks
Wild Oats historical amortization	$(265)	$(353)
Adjustment to estimated fair value - amortization of leasehold interest	1,952	2,602
Pro forma adjustment	$1,687	$2,249

(i2) Tangible assets - Store property & equipment	40 Weeks	52 Weeks
Wild Oats historical depreciation	$(12,015)	$(16,020)
Adjustment to estimated fair value - depreciation	7,240	9,581
Pro forma adjustment	$(4,775)	$(6,439)

(i3) Tangible assets - Corporate office property & equipment	40 Weeks	52 Weeks
Wild Oats historical depreciation	$(7,260)	$(9,680)
Adjustment to estimated fair value - depreciation	2,582	3,097
Pro forma adjustment	$(4,678)	$(6,583)

(i4) Current and long-term liabilities - Store closing reserves	40 Weeks	52 Weeks
Wild Oats historical accretion of closing reserves	$(877)	$(618)
Adjustment to estimated fair value - accretion of closing reserves	4,087	5,448
Pro forma adjustment	$3,210	$4,830

The Company has closed nine stores, including one that will re-open after an extended renovation period, and relocated two stores to date, and currently intends to close an additional store, re-open the renovated location, and relocate an additional seven stores to existing Whole Foods Market sites in development.

The following adjustment reflects the estimated incremental interest expense resulting from acquisition debt:

(i5) Interest expense	40 Weeks	52 Weeks
Wild Oats historical interest expense and amortization of fees on convertible debentures	$3,258	$4,334
Estimated interest expense due to use of cash	(577)	(770)
Estimated interest expense on new financing, including amortization of origination fees	(35,212)	(45,792)
Pro forma adjustment	$(32,531)	$(42,228)
Impact to interest expense of a 1/8 percentage point change in interest rates	$(675)	$(875)

Estimated interest expense on the Term Loan Agreement used to fund the purchase price assumes an interest rate of 6.445% (LIBOR on facility at acquisition date of 5.445% plus 1%) for the forty weeks ended July 1, 2007 and the fiscal year ended September 24, 2006.

(i6) Adjustment reflects the estimated income taxes that would have been recorded for the pro forma adjustments using the Company’s historical effective tax rate of 40%.

The column “Adjustments for Henry’s/Sun Harvest” reflects adjustments to give effect to the sale of the Henry’s and Sun Harvest stores as if it occurred on September 25, 2006, the first day of Whole Foods Market’s fiscal year for the forty week period ended July 1, 2007 and as if it occurred on September 26, 2005, the first day of Whole Foods Market’s fiscal year for the fiscal year ended September 24, 2006, respectively. The adjustment to pre-opening and relocation costs includes expense associated with closed stores.  Taxes payable on the gain of the sale on Henry’s and Sun Harvest stores is included in the “Merger Adjustments” column.

In connection with the sale of the Henry’s and Sun Harvest stores, Whole Foods Market entered into a transition services agreement with Smart & Final under which Whole Foods Market will continue to provide certain general and administrative services for the 35 stores for up to two years. The transition services agreement provides for payments to the Company calculated for each service area as a certain percentage of total monthly sales of the Henry’s and Sun Harvest locations, initially totaling 1.75% of total monthly sales for all services provided under the agreement.

Selling and administrative expenses in the unaudited pro forma combined statements of operations include the historical corporate administrative costs related to the Henry’s and Sun Harvest stores and include pro forma reimbursements under the transition services agreements in the amounts of approximately $6.5 million and $5.2 million for the year ended September 24, 2006 and the forty weeks ended July 1, 2007, respectively. The Company anticipates that the revenue associated with the agreement will be approximately equal to its incremental cost of providing the support. No assurance can be given as to the actual length of time the Company will provide the transition services or the extent to which the payments to be received pursuant to the transition service agreements will offset the actual costs of providing those services.

Exhibits

Exhibit 23.1	Consent of Ernst & Young LLP for the Annual Report on Form 10-K of Wild Oats Markets, Inc. for the fiscal year ended December 30, 2006

Exhibit 99.1	Annual Report on Form 10-K of Wild Oats Markets, Inc. for the fiscal year ended December 30, 2006 (incorporated herein by reference)

Exhibit 99.2	Quarterly Report on Form 10-Q of Wild Oats Markets, Inc. for the 6 months ended June 30, 2007 (incorporated herein by reference)